                            JOINT FILING INFORMATION

Reporting Person:          HIGHLAND CAPITAL MANAGEMENT, L.P.

Address:                   300 CRESCENT COURT, SUITE 700
                           DALLAS, TEXAS 75201

Designated Filer:          HIGHLAND CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:         NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:       4/1/2015

Signature:                 /s/ James D. Dondero, President
                           ----------------------------------------------------
                           James D. Dondero, President

Reporting Person:          DONDERO, JAMES D.

Address:                   300 CRESCENT COURT, SUITE 700
                           DALLAS, TEXAS 75201

Designated Filer:          HIGHLAND CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:         NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:       4/1/2015

Signature:                 /s/ James D. Dondero
                           -----------------------------------------------------
                           James D. Dondero